Exhibit 10.4

“[*****]” DENOTES PLACES WHERE CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (collectively with the appendices hereto, this “Agreement”) is made as of 26 August, 2026 between OPay Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and Stanbic Africa Holdings Limited, a company incorporated under the laws of England and Wales (the “Investor”).

WHEREAS, the Company desires to issue and allot to the Investor, and the Investor desires to subscribe from the Company, the Shares (as defined below) for cash in a private placement exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) in reliance on Regulation S thereunder (the “Investment”), conditional upon and immediately after the consummation of the Company’s proposed initial public offering (the “Proposed IPO”), on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

SECTION 1

SUBSCRIPTION AND ISSUANCE OF SHARES

1.1

Subscription and Issuance. Subject to the terms and conditions of this Agreement, at the Closing, the Investor agrees to subscribe for, and the Company agrees to allot and issue to the Investor, such number of Ordinary Shares (the “Shares”) as is equal to the Subscription Price divided by the Per Share Purchase Price (as defined below), rounded down to the nearest whole Ordinary Share.

“ADS” means an American depositary share of the Company, each representing a number of Ordinary Shares as shall be determined by the Company’s Board of Directors, to be offered in the Proposed IPO.

“Ordinary Share” means ordinary shares of the Company, with par value of US$ 0.000004 each.

“Per Share Purchase Price” means an amount equal to the final public offering price per ADS in the Proposed IPO divided by the number of Ordinary Shares represented by one ADS.

“Prevailing Exchange Rate” means the prevailing daily spot rate for US$ to ZAR on the date of pricing of the Proposed IPO available on the Standard Bank Group’s website at the URL https://ws15.standardbank.co.za/research/rates_daily.html.

“Regulatory Capital Cap” means the US$ amount, converted at the Prevailing Exchange Rate, equal to 0.98% of the Total Regulatory Capital of the Investor, taken together with its affiliates, as determined in accordance with the applicable prudential requirements.

“Standard Bank Group” means Standard Bank Group Limited, a company incorporated in the Republic of South Africa under registration number 1969/017128/06, with its registered offices at 5 Simmonds Street, Johannesburg, 2001, South Africa, being the direct holding company of the Investor.

“Total Post-IPO Shares” means the total number of issued Ordinary Shares of the Company immediately following closing of the Proposed IPO and Closing but before any exercise of any over-allotment option under the underwriting agreement for the Proposed IPO.

“Total Regulatory Capital” means the qualifying regulatory capital excluding unappropriated profit, set out in the Standard Bank Group interim financial results for the six months ended 30 June 2026, or as set out in its latest available subsequently published quarterly Pillar 3 report or annual or interim results at the date of the underwriting agreement for the Proposed IPO.

“Subscription Price” means the lowest of:

(i)	US$200,000,000;

(ii)	the Regulatory Capital Cap; and

(iii)	an amount equivalent to 4.99% of the Total Post-IPO Shares multiplied by the Per Share Purchase Price,

provided that the Subscription Price shall be rounded down to an amount equal to the number of Shares (after the rounding down described above) multiplied by the Per Share Purchase Price, and the Investor shall pay only such reduced amount.

1.2

Closing. The closing of the subscription and issuance of the Shares (the “Closing”) shall occur remotely and shall take place substantially concurrently with or as soon as practicable after the closing of the Proposed IPO and shall be subject to the satisfaction or waiver of the conditions in Sections 4 and 5.

1.3

Delivery. At the Closing, the Investor shall pay the Subscription Price by wire transfer of immediately available funds in U.S. dollars to the account designated by the Company. The Shares shall be uncertificated and shall be registered in the name of the Investor on the books of the Company by the Company’s principal share registrar.

SECTION 2

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents, warrants and covenants to the Investor, as of the date hereof and as of the Closing, that:

2.1

Organization; Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with requisite corporate power to own its material properties and assets as currently owned and to conduct its business as currently conducted, except where failure to have such power would not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement, which constitutes its valid, legal and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws relating to or affecting creditors’ rights generally and general equitable principles. The execution and performance of this Agreement will be and have been duly authorized by all requisite corporate actions on the part of the Company prior to the Closing, including the approval of its shareholders (to the extent required) and its board of directors.

2.2

Valid Issuance. The Shares, when issued and delivered against payment in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and the Investor will acquire good and marketable title, free and clear of all liens, preemptive rights and similar encumbrances (other than restrictions under applicable securities laws, this Agreement or the Company’s constitutional documents, or restrictions on transfer under the Lock-Up Agreement (as defined below), or any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor).

2.3

No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s memorandum and articles of association as in effect on the date hereof, (ii) conflict with, or constitute a default under any material agreement or instrument to which the Company is a party, (iii) violate any applicable law, statute, rule or regulation to which the Company is subject or (iv) violate any agreement, order, judgment or decree to which the Company is subject. Other than any SEC, state securities or Cayman Islands filings which may be required to be made by the Company subsequent to the closing of the IPO, and any registration statement which may be filed pursuant thereto, and other than the Regulatory Approvals (as defined below), the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Shares in accordance with the terms hereof, except for those that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company, taken as a whole or the Investment.

2.4

Registration Statement. The description of the share capital of the Company in the registration statement to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) in respect of the Proposed IPO (as amended from time to time, the “Registration Statement”) under “Description of Share Capital” is accurate in all material respects, and the capitalization table thereunder is accurate in all material respects as of the date indicated. The Registration Statement, as of its effective date, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.5

Private Placement. Assuming the accuracy of the Investor’s representations in Section 3, the offer and sale of the Shares are exempt from the registration requirements of the Securities Act in reliance on Regulation S thereunder. The Shares are being offered and sold solely pursuant to this Agreement in a transaction separate and distinct from the Proposed IPO. The Company has not treated, recorded, allocated or reported, and will not treat, record, allocate or report, the Investor’s subscription for the Shares as an order in the Proposed IPO or include such subscription in the Proposed IPO order book, and has not instructed or authorized, and will not instruct or authorize, any Underwriter to do so. Neither the Company, any of its affiliates, any distributor, nor any person acting on behalf of any of the foregoing in connection with the offer and sale of the Shares has engaged or will engage in any directed selling efforts in the United States, or any general solicitation or general advertising, with respect to the Shares. Communications relating to the offer and sale of the Shares have not been and will not be directed to any U.S. person or into the United States and have not included or relied upon any material non-public information concerning the Company, the Proposed IPO or the securities offered in the Proposed IPO. None of the underwriters of the Proposed IPO (collectively, the “Underwriters”) or any person acting on behalf of any Underwriter has solicited the Investor’s subscription under this Agreement as part of the Proposed IPO bookbuilding process, or treated, recorded, allocated or reported such subscription as an order in the Proposed IPO or included such subscription in the Proposed IPO order book. The Company has informed, or prior to the launch of the Proposed IPO will inform, the Underwriters that the Investor’s subscription under this Agreement constitutes a separate private placement and is not to be included in the Proposed IPO order book. The Company shall maintain records reasonably sufficient to evidence the separate conduct of the subscription and issuance of the Shares and the Proposed IPO and compliance with the applicable requirements of Regulation S and Rule 152 under the Securities Act.

2.6

Brokers. No broker, finder or investment banker is entitled to any fee from the Company in connection with the sale of the Shares hereunder, and no underwriting discounts or commissions are payable in respect of the Shares.

SECTION 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor represents, warrants, and covenants to the Company, as of the date hereof and as of the Closing, that:

3.1

Organization; Authorization. The Investor is duly organized and validly existing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to execute, deliver and perform this Agreement, which constitutes its valid, legal and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws relating to or affecting creditors’ rights generally and general equitable principles. The execution and performance of this Agreement have been duly authorized by all requisite corporate action on the part of the Investor, including the approval of its board of directors.

3.2

Regulation S. The Investor is not a “U.S. person,” and is not a “distributor,” as each such term is defined in Regulation S under the Securities Act. At the time the Shares were offered to the Investor, at the time the Investor’s offer to subscribe for the Shares was made, and at the time the Investor executes this Agreement, the Investor (and any person acting on its behalf in connection therewith) was, and at the time of the Closing will be, located outside the United States. The Investor is acquiring the Shares in an “offshore transaction” (as defined in Regulation S) in reliance on Regulation S, for its own account and not for the account or benefit of any U.S. person, and was not offered the Shares in, and did not execute this Agreement in, the United States. The Investor does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Shares in violation of the Securities Act or any other applicable state securities law. The Investor’s subscription for the Shares constitutes a separate investment pursuant to this Agreement and is not an order in the Proposed IPO. The Investor has not submitted, characterized or requested that its subscription for the Shares be treated as an order in the Proposed IPO or included in the Proposed IPO order book.

3.3

Acquisition Entirely for Own Account. The Investor is acquiring the Shares for its own account for investment, not as a nominee or agent, and not with a view to any distribution in violation of applicable securities laws, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person, with respect to any of the Shares to be received by the Investor, provided that nothing in this Section 3.3 shall restrict or be construed to restrict the deposit of the Shares into the Company’s ADS facility in accordance with Section 6.8.

3.4

No General Solicitation; Pre-Existing Relationship. The Investor was not offered the Shares by means of any general solicitation, general advertising or directed selling efforts, and its decision to subscribe for the Shares resulted from its pre-existing relationship with the Company and not from any solicitation in connection with the Proposed IPO.

3.5

Access to Information; Non-Reliance. The Investor has had the opportunity to ask questions of and receive answers from the Company, has conducted its own independent investigation, and in making its investment decision has relied solely upon such investigation. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment and is able to bear the economic risk thereof, including a complete loss.

3.6

Legends. The Investor consents to the Regulation S legend and lock-up legend set forth below and any other legend required by applicable securities laws, the Company’s transfer agent or the depositary:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTOR SHOULD BE AWARE THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). PRIOR TO THE EXPIRATION OF THE APPLICABLE DISTRIBUTION COMPLIANCE PERIOD (IF ANY, AS DETERMINED IN ACCORDANCE WITH REGULATION S), THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION THEREFROM. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP AGREEMENT EXECUTED BY THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED FOR A PERIOD OF TIME AFTER THE DATE OF THE UNDERWRITING AGREEMENT EXECUTED IN CONNECTION WITH THE INITIAL PUBLIC OFFERING OF THE ISSUER. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

3.7

Lock-Up. The Investor shall, prior to the first public filing of the Registration Statement, execute and deliver to the Company a lock-up agreement in the agreed form, conditional upon closing of the Proposed IPO, containing customary carve-outs in the form reasonably required by the Company in connection with the Proposed IPO (the “Lock-Up Agreement”). Any waiver or early release of the restrictions under the Lock-Up Agreement shall require the prior written consent of the Company.

3.8

Resale Restrictions. The Investor understands that the Shares have not been registered under the Securities Act and that any offer, sale, pledge, transfer or deposit of the Shares must be made in compliance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration, and subject to the Lock-Up Agreement, any other applicable contractual transfer restrictions and applicable securities laws. Nothing in this Agreement shall be construed as a representation that the Shares may be transferred or deposited into the Company’s ADS facility upon expiration of any distribution compliance period or contractual lock-up unless all applicable requirements under the Securities Act and other applicable laws have been satisfied.

3.9

Sufficient Funds. The Investor has sufficient immediately available funds in U.S. dollars to pay the Subscription Price, and its payment of the Subscription Price is not subject to any financing condition.

3.10	No Brokers. The Investor has not incurred, and will not incur in connection with the issuance of the Shares, any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

SECTION 4

CONDITIONS TO THE INVESTOR’S OBLIGATIONS

The obligation of the Investor to subscribe for the Shares at the Closing is subject to the fulfillment (or waiver by the Investor) of each of the following:

a)	the representations and warranties of the Company in Section 2 shall be true and correct in all material respects as of the Closing;

b)

the Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the subscription and issuance described herein;

c)

the Registration Statement shall have been declared effective by the SEC, the Underwriters in the Proposed IPO shall have purchased the Firm Shares (as defined in the underwriting agreement executed in connection with the Proposed IPO) at the public offering price in the Proposed IPO (less any underwriting discounts or commissions and customary expenses, if applicable);

d)	the closing of the Proposed IPO shall have occurred;

e)

all necessary authorizations, approvals, or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance of the Shares pursuant to this Agreement (collectively, the “Regulatory Approvals”) shall be duly obtained and remain in full force and effect, other than the filings pursuant to the rules and regulations promulgated under the Securities Act; and

f)	no statute, rule, regulation, injunction or order of any governmental authority shall be in effect that prohibits the consummation of the transactions contemplated hereby.

SECTION 5

CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to issue and sell the Shares at the Closing is subject to the fulfillment (or waiver by the Company) of each of the following:

(a)	the representations and warranties of the Investor in Section 3 shall be true and correct in all material respects as of the Closing;

(b)	the Investor shall have executed and delivered the Lock-Up Agreement pursuant to Section 3.7;

(c)	the Regulatory Approvals shall be duly obtained and remain in full force and effect, other than the filings pursuant to the rules and regulations promulgated under the Securities Act;

(d)

all corporate and shareholder approvals of the Company necessary to authorize the execution and performance of this Agreement and the issuance of the Shares shall have been obtained and remain in full force and effect;

(e)	the closing of the Proposed IPO shall have occurred; and

(f)	no statute, rule, regulation, injunction or order of any governmental authority shall be in effect that prohibits the consummation of the transactions contemplated hereby.

SECTION 6

COVENANTS

6.1

Board of Directors. For so long as the Investor, together with any of its affiliates holds in aggregate of at least two-point five percent (2.5%) of the Company’s issued share capital, the Company shall procure that one (1) person nominated by the Investor is appointed to the board of directors of the Company (the “Investor Director”). Notwithstanding the foregoing, the Investor may, by written notice to the Company given at any time after the earlier of (i) the first anniversary of the Closing of the Proposed IPO, and (ii) the date on which the restrictions under the Lock-Up Agreement are waived or released in full (a “Renunciation Notice”), irrevocably renounce its right to nominate a director pursuant to this Section 6.1. Upon delivery of a Renunciation Notice: (i) the Investor’s right to nominate an Investor Director shall permanently and irrevocably cease, regardless of whether the Investor (together with its affiliates) continues to hold two-point five percent (2.5%) or more of the Company’s issued share capital, and the Investor shall not be entitled to re-exercise such right at any time thereafter; (ii) all obligations of the Company under this Section 6.1 relating to the nomination, appointment, election and continued service of an Investor Director shall immediately cease; and (iii) if an Investor Director is then serving on the board of directors of the Company, the Investor shall procure the resignation of such Investor Director (by delivery of a written notice of resignation to the Company in accordance with Article 103(c) of the memorandum and articles of association of the Company) within fifteen (15) Business Days of the date of the Renunciation Notice.

The nomination, appointment, election and continued service of the Investor Director shall be subject in all respects to (i) applicable law and the rules and requirements of the New York Stock Exchange and any other applicable governmental, regulatory or self-regulatory authority, (ii) the memorandum and articles of association of the Company (which shall take effect at closing of the Proposed IPO in the form appended to this Agreement, without prejudice to any future amendments by the Company thereafter), (iii) the fiduciary duties of the board of directors and any applicable committee thereof, and (iv) the board of directors’ or applicable committee’s determination, following reasonable review, that the nominee satisfies the qualifications, eligibility, integrity, experience and other criteria generally applicable to directors of the Company. Subject to the foregoing, the Company shall use reasonable best efforts to cause the Investor Director to be appointed to the board of directors or nominated and recommended for election by the Company’s shareholders, as applicable, as soon as possible and in any event within five Business Days of receiving notice of nomination from the Investor. If a nominee is not deemed on reasonable grounds to satisfy the criteria specified in (iv) above, the Investor may nominate an alternative person for consideration in accordance with this Section, and any such right to nominate an alternative person shall continue until a nominee proposed by the Investor has been approved and appointed as a director of the Company.

For the avoidance of doubt, the nomination or appointment of an Investor Director shall not constitute or imply a determination that such person is an “independent director” under applicable New York Stock Exchange rules or is independent or otherwise eligible to serve on the audit committee under Rule 10A-3 under the U.S. Securities Exchange Act of 1934, as amended. Membership on any committee of the board of directors shall remain subject to the determination of the board of directors and the applicable committee, in each case in accordance with applicable law and listing requirements.

The Investor shall, and shall cause each nominee to, promptly provide all information, questionnaires, consents and other documentation reasonably requested by the Company, the Underwriters or their respective counsel in connection with the Company’s due diligence, corporate approvals, the Proposed IPO and any related SEC or New York Stock Exchange filing or disclosure.

6.2

Compliance with Regulation S. The Investor agrees that it shall not offer, sell, pledge or otherwise transfer any of the Shares within the United States or to, or for the account or benefit of, any U.S. person (as defined in Regulation S), or engage in any hedging transaction with respect to the Shares, during the distribution compliance period following the Closing (if any, as determined in accordance with Regulation S), except pursuant to an effective registration statement under the Securities Act or an available exemption from the registration requirements thereof and in accordance with all applicable securities laws. The Investor further agrees that any transfer of the Shares will be made only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption therefrom, and that the Company may refuse to register any transfer of the Shares not made in accordance with the foregoing.

6.3

Removal of Restrictive Legends. Following (i) the expiration or waiver of the applicable lock-up period under the Lock-Up Agreement and any other applicable contractual transfer restriction and (ii) the expiration of the applicable distribution compliance period, if any, as determined in accordance with Regulation S, and subject to compliance with applicable securities laws, the Company shall, upon the Investor’s request, cause the applicable legends to be removed and the Shares to be held in unrestricted book-entry form, but only to the extent that the Company, its transfer agent and, if applicable, the depositary are reasonably satisfied that such legends are no longer required under the Securities Act or other applicable law, subject to delivery by the Investor of such customary documentation (including, if reasonably required by the Company’s transfer agent, registrar or depositary, an opinion of counsel) as may be reasonably requested and, if applicable, satisfaction of the depositary’s customary requirements for the deposit of the Shares into the ADS facility.

6.4

Regulatory Approvals. The Investor shall use its best efforts to obtain, as promptly as practicable and in any event prior to the date specified for closing of the Proposed IPO in the Registration Statement, all Regulatory Approvals required on its part in connection with its subscription for and payment for the Shares, shall keep the Company reasonably informed of the status thereof, and shall notify the Company promptly upon obtaining any such Regulatory Approval or upon becoming aware of any material impediment to obtaining the same. The Company shall use its best efforts to obtain, as promptly as practicable and in any event prior to the date specified for closing of the Proposed IPO in the Registration Statement, all Regulatory Approvals required on its part in connection with its sale of, and allotment of the Shares, shall keep the Investor reasonably informed of the status thereof, and shall notify the Investor promptly upon obtaining any such Regulatory Approval or upon becoming aware of any material impediment to obtaining the same. Each party shall bear its own costs in connection with the Regulatory Approvals applicable to it.

6.5

Corporate Approvals. The Company shall use its best efforts to obtain, as promptly as practicable and in any event prior to the date specified for closing of the Proposed IPO in the Registration Statement, all corporate and shareholder approvals required on its part in connection with the execution and performance of this agreement and the issuance of the Shares and shall keep the Investor reasonably informed of the status thereof, and shall notify the Investor promptly upon obtaining any such approvals or upon becoming aware of any material impediment to obtaining the same.

6.6

Underwriters. The Investor acknowledges and agrees that the Company may disclose the existence and terms of this Agreement and the private placement contemplated hereby to the representatives of the Underwriters and their counsel, and that the Company will inform the representatives of the Underwriters that the Investor’s subscription for the Shares constitutes a separate private placement that is not part of, and is not to be included in the order book for, the Proposed IPO.

6.7

Disclosure. Subject to the following paragraph, the Investor acknowledges and agrees that the Company may (i) disclose the existence and terms of this Agreement, the identity of the Investor, the number and class of the Shares, the Subscription Price and the other material terms of the transactions contemplated hereby in the Registration Statement, any prospectus relating to the Proposed IPO and any filing, submission or communication with the SEC, the New York Stock Exchange or any other governmental, regulatory or self-regulatory authority, and (ii) file this Agreement and any amendment hereto as an exhibit to the Registration Statement or any other applicable filing, in each case to the extent required by applicable law or the rules of the SEC or the New York Stock Exchange, or as reasonably determined by counsel to the Company to be necessary in connection with the Registration Statement. The Company may also disclose such information to the Underwriters and the respective legal, accounting and other professional advisers of the Company and the Underwriters.

To the extent reasonably practicable and legally permissible, the Company shall provide the Investor with a reasonable opportunity to review and comment on any proposed public disclosure specifically concerning the Investor or the transactions contemplated hereby prior to it being made public and shall consider in good faith any comments timely provided by the Investor. The Company represents that the description of the Investor, as of the applicable effective date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Investor shall promptly provide such information concerning itself and its affiliates as the Company, the Underwriters or their respective counsel may reasonably request in connection with the Proposed IPO or any related filing or disclosure.

6.8

No Deposit into ADS Facility. During the applicable distribution compliance period (if any, as determined in accordance with Regulation S) following the Closing, and at any other time when such deposit would not be permitted under the Securities Act or other applicable law, the Investor shall not deposit, or cause or permit to be deposited, any of the Shares into the Company’s American depositary share facility or any unrestricted depositary receipt program, and the Investor consents to the Company instructing the depositary and the transfer agent to refuse any such deposit during such period or at such time.

6.9	Registration Rights. Certain registration rights shall be granted to the Investor with respect to the Shares in accordance with the terms in Appendix I hereto.

SECTION 7

MISCELLANEOUS

7.1

Termination. This Agreement shall terminate upon the earliest of: (a) the mutual written consent of the parties; (b) the withdrawal by the Company of the Registration Statement; and (c) the date falling one hundred and eighty (180) days after the date of this Agreement (the “Long Stop Date”), if the Closing has not occurred on or prior to such date, upon written notice given by either party to the other party, provided that a party shall not be entitled to terminate under this paragraph (c) if the failure of the Closing to occur on or before the Long Stop Date is attributable to that party’s breach of, or failure to perform, any of its obligations under this Agreement (including its obligations in respect of the Regulatory Approvals under Section 6.4). This Section 7 shall survive termination.

7.2

Survival. The representations, warranties and covenants shall survive the Closing, except in respect of those matters then already performed and shall not be affected by any investigation made by or on behalf of any party.

7.3

Publicity. Neither party nor any of its respective representatives shall, without the prior written consent of the other, issue any press release or make any public statement (including on any website or social media) using the other party’s name, logo or trademarks or disclosing the existence or terms of this Agreement, except (a) disclosure in the Registration Statement, the prospectus and other filings in connection with the Proposed IPO in accordance with Section 6.7, and (b) disclosure required by applicable law, regulation or stock exchange rule, provided that the disclosing party shall, to the extent legally permissible, give the other party reasonable prior notice of and opportunity to comment on such disclosure.

7.4

Governing Law; Dispute Resolution. This Agreement, and any dispute or claim (including any non-contractual dispute or claim) arising out of or in connection with it, its subject matter or formation, shall be governed by and construed in accordance with the laws of England and Wales, without regard to conflicts of law principles. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (the “LCIA Rules”), which Rules are deemed to be incorporated by reference into this clause. The seat, or legal place, of arbitration shall be London, England; the number of arbitrators shall be three; and the language shall be English.

7.5

Specific Performance. Without prejudice to any other rights or remedies that a party may have, the parties acknowledge that damages may not be an adequate remedy for any breach of this Agreement and that a party may be entitled to seek the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of this Agreement

7.6

Assignment. Neither party may assign this Agreement without the prior written consent of the other, except that the Investor may assign its rights and obligations to a wholly-owned affiliate without such consent, provided that (i) no such assignment shall relieve the Investor of its obligations hereunder and (ii) the assignee is not a U.S. person and satisfies the Investor representations in Section 3.

7.7	Notices. All notices shall be in writing and in English, deemed given when delivered by hand, internationally recognized courier, or email with confirmation, to the addresses as follows:

To the Company:

Attn: James Perry

Address: 30 RAFFLES PLACE, #21-01, BNI TOWER, SINGAPORE 048622

Phone: [*****]

Email: [*****]

To the Investor:

Attn: Oduntan Oyetunde, Company Secretary

Address: 30 BAKER STREET, ROSEBANK, JOHANNESBURG, 2196

Phone: [*****]

Email: [*****]

7.8

Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings (whether oral or written), including any prior indication of interest or letter of intent between the parties relating to the subject matter of this Agreement. Each party acknowledges that, in entering into this Agreement, it has not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty other than as expressly set out in this Agreement, provided that nothing in this Section shall supersede, affect or limit any right, obligation, representation or arrangement under any other written agreement between the parties or their respective affiliates. Nothing in this Section shall limit or exclude any liability for fraud.

7.9

Amendment; Severability; Third-Party Beneficiaries. This Agreement may be amended or waived only in writing signed by both parties. If any provision is held invalid or unenforceable, the remaining provisions shall remain in effect. Nothing herein confers rights on any person other than the parties and their successors and permitted assigns, except as expressly set forth in Section 3.7.

7.10	Expenses. Each party shall bear its own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the issuance of the Shares.

7.11	Counterparts. This Agreement may be executed in counterparts (including by electronic signature), each deemed an original.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

OPay Limited

By:	/s/ Lars Rahbaek Boilesen
Name:	Lars Rahbaek Boilesen
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE INVESTOR:

Stanbic Africa Holdings Limited

By:	/s/ Arno Daehnke
Name:	Arno Daehnke
Title:	Director

APPENDIX I REGISTRATION RIGHTS

1.1	Applicability of Rights. The Investor shall be entitled to the following rights with respect to the Proposed IPO of the Company’s Ordinary Shares in the United States.

1.2	Definitions. For the purposes of this Appendix I:

(a)

Registration. The terms “register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act of 1933, as amended (the “Securities Act”).

(b)

Registrable Securities. The term “Registrable Securities” means: (i) any Ordinary Shares issuable pursuant to this Agreement, (ii) any Ordinary Shares issued or issuable pursuant to conversion of any Preferred Shares, (iii) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (iv) any other Ordinary Shares owned or hereafter acquired by the holders of Preferred Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold in a transaction in which the transferor’s rights under this Appendix I or similar rights are not validly assigned in accordance with the original agreement between the transferor and the Company with respect to such rights, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)

Registrable Securities Then Outstanding. The number of shares of “Registrable Securities Then Outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)

Holder. For the purposes of this Appendix I, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Appendix I or similar rights have been duly assigned in accordance with the original agreement between the assignor and the Company with respect to such rights.

(e)

Form F-3. The term “Form F-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)	SEC. The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

(g)

Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.3, 1.4 and 1.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)

Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 1.3, 1.4 and 1.5 hereof.

(i)	Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(j)

For the purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders. For the avoidance of doubt, in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. Law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and Laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

(k)

Terms used in this Appendix I that are capitalized but undefined shall have the meaning ascribed thereto in the Sixth Amended and Restated Shareholders Agreement entered into by and between the Company and certain then existing shareholders of the Company, or in the Company’s memorandum and articles of association or bylaws (as the same may be amended from time to time), as applicable.

1.3	Demand Registration.

(a)

Request by Holders. If the Company shall, at any time or from time to time after the date that is twelve (12) months following the taking effect of a registration statement for the Proposed IPO, receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities Then Outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the then outstanding Registrable Securities, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, including the Investor, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Investor requests to be registered and included in such registration by written notice given by the Investor to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 1.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6)-month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 1.3 or Section 1.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 1.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 1.4(a).

(b)

Underwriting. If the Holders initiating the registration request under this Section 1.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 1.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder, including the Investor, to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders, including the Investor, who propose to distribute their securities through such underwriting, shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of at least a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities Then Outstanding held by the each Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)	Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such registrations pursuant to this Section 1.3.

(d)

Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 1.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period; provided further, that the Company shall not register any other of its shares during such twelve (12)-month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

1.4	Piggyback Registrations.

(a)

The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for the purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 1.3 or Section 1.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder, including the Investor, an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)

Underwriting. If a registration statement under which the Company gives notice under this Section 1.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities, including the Investor. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders, including the Investor, who propose to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by such Holders, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of a majority of the Registrable Securities. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)

Not Demand Registration. Registration pursuant to this Section 1.4 shall not be deemed to be a demand registration as described in Section 1.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.4.

1.5

Form F-3 or Form S-3 Registration. In case the Company shall receive from any Holder or Holders of at least a majority of all Registrable Securities Then Outstanding a written request or requests that the Company effect a registration on Form F-3 or Form S-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)

Notice. Promptly give written notice of the proposed Registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)

Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 1.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.5:

(i)	if Form F-3 or Form S-3 is not available for such offering by the Holders; or

(ii)

if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(iii)

if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12)-month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.5; provided that the Company shall not register any of its other shares during such sixty (60)-day period. A registration right under this Section 1.5 shall not be deemed to have been exercised until such deferred registration shall have been effected.

(iv)

if the Company has, within the six (6)-month period preceding the date of such request, already effected one registration under the Securities Act other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 1.3(b) and 1.4(b); or

(v)

in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)

Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in Section 1.3 above. Except as otherwise provided herein, there shall be no more than two of such registration requested by the Holders within twelve (12) months pursuant to this Section 1.5.

(d)

Underwriting. If the Holders of Registrable Securities requesting registration under this Section 1.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 1.3(b) shall apply to such registration.

1.6

Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 1.3, 1.4 or 1.5 (but excluding Selling Expenses, underwriting discounts and commissions, and fees for special counsel of the Holders participating in such registration) (not to exceed US$25,000) shall be borne by the Company. Each Holder, including the Investor, who participates in a registration pursuant to Sections 1.3, 1.4 or 1.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding started pursuant to Section 1.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities Then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 1.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the conditions, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 1.3.

1.7	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)

Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder (calculated on an as-converted basis), keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90)-day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90)-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)

Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)

Prospectuses. Furnish to the Holders such number of copies of prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)

Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)

Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering or underwriter(s) selected for such offering.

(f)

Notification. Notify each Holder of Registrable Securities covered by such registration statement, including the Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with the Securities Act.

(g)

Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, to such Holder, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.8

Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.3, 1.4 or 1.5 that the selling Holders, including the Investor, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

1.9	Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.3, 1.4 or 1.5:

(a)

By the Company. To the extent permitted by applicable law and the Company’s memorandum and articles of association or bylaws (as the same may be amended from time to time), the Company will indemnify and hold harmless each Holder, each partner, officer, director, legal counsel and any underwriter (as defined in the Securities Act) for each such Holder, and each person, if any, who controls each such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other United States federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)

any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)

the omission or alleged omission to state in the registration statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)

any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities Law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other United States federal or state securities Law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, each such partner, officer, director, legal counsel, underwriter, and controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

(b)

By Selling Holders. To the maximum extent permitted by Law, each selling Holder, including the Investor, will, if Registrable Securities held by any Holder are included in the securities as to which such registration qualifications or compliance is being effected, severally but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such other selling Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other United States federal or state Law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such selling Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other selling Holder, or any such partner, officer, director or controlling person of such other selling Holder, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the selling Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds received by such selling Holder in the registered offering out of which the applicable Violation arises.

(c)

Notice. Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)

Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 1.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 1.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)

Survival. The obligations of the Company and Holders, including the Investor, under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

1.10

Termination of the Company’s Obligations. The Company’s obligations under Sections 1.3, 1.4 and 1.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 1.3, 1.4 or 1.5 shall terminate on the fifth (5th) anniversary of the closing of the Proposed IPO.

1.11

No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority of the Registrable Securities Then Outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F- registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

1.12

Rule 144 Reporting. With a view to make available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)

make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)

file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)

so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

APPENDIX II FORM OF MEMORANDUM AND ARTICLES OF ASSOCIATION

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